                                                                  EXHIBIT 10.21


                        ENVIRONMENTAL INDEMNITY AGREEMENT
                                  (         )


         THIS AGREEMENT is made as of the 30th day of September, 1997, by and between TC REALTY CORPORATION __, a Delaware corporation (the "Lessee"); BCC DEVELOPMENT AND MANAGEMENT CO., a Delaware corporation, having its principal place of business at 5021 Louise Drive, Suite 200, Mechanicsburg, PA 17055 (the "Developer"); and MEDITRUST ACQUISITION CORPORATION II, a Delaware corporation, having its principal address at 197 First Avenue, Needham Heights, Massachusetts 02194 (the "Lessor").


                               W I T N E S S E T H

         WHEREAS, the Lessor has agreed to lease to the Lessee certain real property located in _________, as more particularly described in EXHIBIT A attached hereto and incorporated herein by reference and all of the improvements now or hereafter situated thereon (such real property and improvements are hereinafter collectively referred to as the "Leased Property"), pursuant to a Facility Lease Agreement of even date herewith by and between the Lessor and the Lessee (the "Lease") and all capitalized terms used herein and not specifically defined herein shall have the same meanings ascribed to such terms in the Lease;

         WHEREAS, the Developer, being a party to the Leasehold Improvement Agreement (as defined in the Lease) of even date herewith with the Lessor and the Lessee regarding the development of the Leased Property, shall derive substantial benefits from the consummation of the transaction described in the Lease and the other Lease Documents;

         WHEREAS, the Lessee and the Developer are hereinafter collectively referred to as the "Indemnitors";

         WHEREAS, the Lessor has required that the Indemnitors execute and deliver this Agreement as a condition of the Lessor's agreeing to purchase the Leased Property, enter into the Lease and to enter into or accept delivery of the other Lease Documents; and

         WHEREAS, as a material inducement to the Lessor to purchase the Leased Property and to consummate the transaction described in the Lease and the other Lease Documents, the Indemnitors have agreed to enter into this Agreement, acknowledging that the Lessor intends to rely upon the representations, warranties, covenants and indemnifications contained herein.

         NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

         1. DEFINITIONS: For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Section have the meanings ascribed to them in this Section:

         ENVIRONMENTAL ENFORCEMENT ACTIONS: Collectively, all actions or orders instituted, threatened, required or completed by any Governmental Authority and all claims made or threatened by any Person against any of the Indemnitors or the Leased Property (or any other occupant, prior occupant or prior owner thereof), arising out of or in connection with any of the Environmental Laws or the assessment, monitoring, clean-up, containment, remediation or removal of, or damages caused or alleged to be caused by, any Hazardous Substances (i) located on or under the Leased Property, (ii) emanating from the Leased Property or
(iii) generated, stored, transported, utilized, disposed of, managed or released by any of the Indemnitors (whether or not on, under or from the Leased Property).

         ENVIRONMENTAL LAWS: Collectively, all Legal Requirements applicable to
(i) environmental conditions on, under or emanating from the Leased Property including, without limitation, the ___________, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Federal Water Pollution Control Act and the Federal Clean Air Act and
(ii) the generation, storage, transportation, utilization, disposal, management or release (whether or not on, under or from the Leased Property) of Hazardous Substances by either of the Indemnitors.

         ENVIRONMENTAL REPORT: The Environmental Site Assessment Report as more particularly set forth in EXHIBIT B attached hereto and made a part hereof.

         GOVERNMENTAL AUTHORITIES: Collectively, all agencies, authorities, bodies, boards, commissions, courts, instrumentalities, legislatures and offices of any nature whatsoever for any government unit or political subdivision, whether federal, state, county, district, municipal, city or otherwise, and whether now or hereafter in existence.

         HAZARDOUS SUBSTANCES: Collectively, (i) any "hazardous material," "hazardous substance," "hazardous waste," "oil," "regulated substance," "toxic substance," "restricted hazardous waste", "special waste" or words of similar import as defined under any of the Environmental Laws; (ii) asbestos in any form; (iii) urea formaldehyde foam insulation; (iv) polychlorinated biphenyls;
(v) radon gas; (vi) flammable explosives; (vii) radioactive materials; (viii) any chemical, contaminant, solvent, material, pollutant or substance that may be dangerous or detrimental to the Leased Property, the environment, or the health and safety of the patients, residents and other occupants of the Leased Property or of the owners or occupants of any other real property nearby the Leased Property and (ix) any substance, the generation, storage, transportation, utilization, disposal, management, release or location of


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which, on, under or from the Leased Property is prohibited or otherwise regulated pursuant to any of the Environmental Laws.

         Notwithstanding the foregoing, the term Hazardous Substances as defined herein shall not include (a) pharmaceuticals and cleaning agents of the types and in the quantities and concentrations normally stocked by health care providers similar to the Facility, (b) oil in de minimis amounts typically associated with the use of certain portions of the Leased Property for driving and parking motor vehicles or (c) medical wastes generated at the Facility; provided that the foregoing are used, stored, transported and/or disposed of in accordance with all Legal Requirements.

         SURROUNDING PROPERTY: Any real property that is located within a one-half (1/2) mile radius of the Leased Property.

         2. REPRESENTATIONS AND WARRANTIES: The Indemnitors each represent and warrant to the Lessor, the same to be true as of the date hereof and throughout the period that the Lease or any of the other Lease Documents shall remain in force and effect, that:

         (i) to the actual knowledge of the Indemnitors, except as may be disclosed in the Environmental Report, no Hazardous Substance has been or is currently generated, stored, transported, utilized, disposed of, managed, released or located on, under or from the Leased Property (whether or not in reportable quantities), except for de minimis releases typically associated with the use of certain portions of the Leased Property for driving and parking motor vehicles, or in any manner introduced onto the Leased Property, including, without limitation, the septic, sewage or other waste disposal systems serving the Leased Property;

         (ii) except as may be disclosed in the Environmental Report, neither of the Indemnitors has any knowledge of any threat of release of any Hazardous Substance on, under or from the Leased Property;

         (iii) neither of the Indemnitors has received any notice from any state or local Governmental Authority in the state where the Facility is located, the United States Environmental Protection Agency or any other Governmental Authority claiming that (a) the Leased Property or any use thereof violates any of the Environmental Laws or (b) either of the Indemnitors or any of their respective employees or agents have violated any of the Environmental Laws;

         (iv) neither of the Indemnitors has incurred any liability to the town, city or county in which the Facility is located, the State of Arkansas, the United States of America or any other Governmental Authority under any of the Environmental Laws;

         (v) to the actual knowledge of the Indemnitors, no lien against the Leased Property has arisen under or related to any of the Environmental Laws;


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         (vi) to the actual knowledge of the Indemnitors, except as may be disclosed in the Environmental Report, there are no Environmental Enforcement Actions pending, or to the best of the Indemnitors' information, knowledge and belief, threatened;

         (vii) except as may be disclosed in the Environmental Report, neither of the Indemnitors has any knowledge that any Hazardous Substance has been or is currently generated, stored, transported, utilized, disposed of, managed, released or located on, under or from any Surrounding Property in violation of, or allegedly in violation of any of, the Environmental Laws;

         (viii) except as may be disclosed in the Environmental Report, neither of the Indemnitors has any knowledge of any threat of release of any Hazardous Substance on, under or from any Surrounding Property;

         (ix) neither of the Indemnitors has any knowledge of any action or order instituted or threatened against any Person by any Governmental Authority arising out of or in connection with the Environmental Laws involving the assessment, monitoring, clean-up, containment, remediation or removal of or damages caused or alleged to be caused by (a) any Hazardous Substances generated, stored, transported, utilized, disposed of, managed, released or located on, under or from any Surrounding Property or (b) the threat of release of any Hazardous Substance on, under or from any Surrounding Property; and

         (x) to the actual knowledge of the Indemnitors, except as may be disclosed in the Environmental Report, there are no underground storage tanks on or under the Leased Property.

         As used in this Agreement, the terms "generated," "stored," "transported," "utilized," "disposed," "managed," "released" and "threat of release" (and all conjugates thereof) shall have the meanings and definitions set forth in the Environmental Laws.

         3. MAINTENANCE OF LEASED PROPERTY: The Indemnitors each covenant that, as long as the Lease or any of the other Lease Documents shall remain in force and effect, neither of the Indemnitors shall:

         (i) generate, store, transport, utilize, dispose of, manage, release or locate, or permit the generation, storage, transportation, utilization, disposal, management, release or threat of release, or location of any Hazardous Substances on, under or from the Leased Property, except for de minimis releases typically associated with the use of certain portions of the Leased Property for driving and parking motor vehicles; or

         (ii) permit any lien arising under or related to any of the Environmental Laws to attach to the Leased Property.


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         In addition to all other covenants contained herein, the Indemnitors agree that the Leased Property shall be maintained in compliance with the Environmental Laws.

         4. NOTICE OF ENVIRONMENTAL CONDITIONS: The Indemnitors shall provide the Lessor with immediate written notice upon: (i) either of the Indemnitors becoming aware of (a) the presence of, any release or any threat of release of any Hazardous Substances on, under or from the Leased Property (whether or not caused by any of the Indemnitors), (b) any Environmental Enforcement Action instituted or threatened, (c) any enforcement, assessment, monitoring, clean-up, containment, removal, remediation, restoration or other action or order instituted, threatened, required or completed by any Governmental Authority pursuant to any of the Environmental Laws with respect to any Surrounding Property and/or (d) any condition or occurrence on any Surrounding Property that may constitute a violation of any of the Environmental Laws and (ii) the receipt by either of the Indemnitors of any notice relating to the Leased Property or any Hazardous Substance allegedly originating on, under or from the Leased Property, from any Governmental Authority pursuant to any of the Environmental Laws.

         At least six (6) months, but not more than nine (9) months, prior to the expiration of the Term of the Lease, the Lessee shall at its own cost and expense obtain a professional environmental assessment of the Leased Property, all in accordance with the scope of Section 6 below and with the Lessor's then standard requirements. Such assessment shall be set forth in a written report addressed to and delivered to the Lessor at least four (4) months before the end of the Term of the Lease.

         5. INDEMNITORS' AGREEMENT TO TAKE REMEDIAL ACTIONS: Upon either of the Indemnitors becoming aware of the presence of, any release, or any threat of release of any Hazardous Substances on, under or from the Leased Property or any Surrounding Property (whether or not caused by any of the Indemnitors), the Indemnitors shall immediately take all such actions or cause the responsible party to take all such actions to arrange for the assessment, monitoring, clean-up, containment, removal, remediation or restoration of the Leased Property and the Surrounding Property, but only to the extent that the presence of any Hazardous Substances on the Surrounding Property originated on, under or from the Leased Property as (i) are required pursuant to any of the Environmental Laws or by any Governmental Authority and (ii) may otherwise be advisable and reasonably requested by the Lessor.

         The Indemnitors shall provide the Lessor, or cause the responsible party to provide the Lessor, within thirty (30) days after a demand by the Lessor, with a bond, letter of credit or other similar financial assurance, in form, amount and substance reasonably satisfactory to the Lessor evidencing to the Lessor's reasonable satisfaction that the necessary financial resources are available to pay all costs associated with the aforementioned actions, the release of any lien against the Leased Property, the release or other satisfaction of the liability, if any, of any of


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the Indemnitors arising under or related to any of the Environmental Laws and the satisfaction of any applicable Environmental Enforcement Actions.

         6. LESSOR'S RIGHTS TO INSPECT THE PROPERTY AND TAKE REMEDIAL ACTIONS:
As long as the Lease or any of the other Lease Documents shall remain in force and effect, the Lessor shall have the right, but not the obligation, to enter upon the Leased Property (at reasonable times and upon reasonable notice to the Lessee, except in the event of an emergency), and may expend funds to:

         (i) for good and reasonable cause, cause one or more environmental assessments of the Leased Property to be undertaken. Such environmental assessments may include, without limitation, (a) detailed visual inspections of the Leased Property, including, without limitation, all storage areas, storage tanks, drains, dry wells and leaching areas, (b) the taking of soil and surface water samples, (c) the performances of soil and ground water analyses and (d) the performance of such other investigations or analyses as are necessary or appropriate and consistent with sound professional environmental engineering practice in order for the Lessor to obtain a complete assessment of the compliance of the Leased Property and the use thereof with all Environmental Laws and to make a determination as to whether there is any risk of contamination (x) to the Leased Property resulting from Hazardous Substances originating on, under or from any Surrounding Property or (y) to any Surrounding Property resulting from Hazardous Substances originating on, under or from the Leased Property;

         (ii) cure any breach of the representations, warranties, conditions and covenants of this Agreement including, without limitation, any violation by any of the Indemnitors or the Leased Property (or any other occupant, prior occupant or prior owner thereof) of any of the Environmental Laws;

         (iii) take any actions as are necessary to (a) prevent the migration of Hazardous Substances on, under or from the Leased Property to any other property; (b) clean-up, contain, remediate or remove any Hazardous Substances on, under or from any other property, which Hazardous Substances originated on, under or from the Leased Property or (c) prevent the migration of any Hazardous Substances on, under or from any other property to the Leased Property; and

         (iv) comply with, settle or otherwise satisfy any Environmental Enforcement Action (including, without limitation, the payment of any fines or penalties imposed by any Governmental Authority); PROVIDED, HOWEVER, that unless a Lease Default has occurred, the Lessor shall not settle or otherwise satisfy any Environmental Enforcement Action without the prior consent of the Indemnitors, which consent shall not be unreasonably withheld.

         Any amounts paid or advanced by the Lessor and all costs and expenses reasonably incurred in connection with any action taken pursuant to the terms of this Section 6 (including, without limitation, environmental consultants' and experts' fees and expenses, attorneys' fees


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and expenses, court costs and all costs of assessment, monitoring, clean-up, containment, remediation, removal and restoration) shall be a demand obligation of the Indemnitors to the Lessor, and, to the extent permitted by applicable law, shall be added to the Lease Obligations and, if not paid within ten (10) days after demand, shall thereafter, to the extent permitted by applicable law, bear interest at the Overdue Rate until the date of payment.

         Subject to the provisions of applicable law, the exercise by the Lessor of any of the rights and remedies set forth in this Section 6 shall not operate or be deemed (a) to place upon the Lessor any responsibility for the operation, control, care, service, management, maintenance or repair of the Leased Property or (b) to make the Lessor the "operator" of the Leased Property or a "responsible party" within the meaning of any of the Environmental Laws. Furthermore, the Lessor, by making any such payment or incurring any such costs, shall be subrogated (but only until the complete payment and performance of the Obligations) to all rights of each of the Indemnitors or any other occupant of the Leased Property to seek reimbursement from any Person, including, without limitation, any predecessor to the Lessor's fee title to the Leased Property, who may be a "responsible party" under any of the Environmental Laws, in connection with the presence of Hazardous Substances on, under or from the Leased Property.

         Without limiting the generality of the provisions incorporated by reference pursuant to Section 11 hereof, any partial exercise by the Lessor of any of the rights and remedies set forth in this Section 6, including, without limitation, any partial undertaking on the part of the Lessor to cure any failure by either of the Indemnitors or the Leased Property (or any other occupant, prior occupant or prior owner thereof) to comply with any of the Environmental Laws, shall not obligate the Lessor to complete such actions taken or require the Lessor to expend further sums to cure such non-compliance.

         7. INDEMNIFICATION: Each of the Indemnitors shall and hereby agrees to indemnify, defend (with counsel reasonably acceptable to the Lessor) and hold the Lessor harmless from and against any claim, liability, loss, cost, damage or expense (including, without limitation, environmental consultants' and experts' fees and expenses, attorneys' fees and expenses, court costs and all costs of assessment, monitoring, clean-up, containment, removal, remediation and restoration reasonably incurred by the Lessor) arising out of or in connection with (i) any breach of any of the representations, warranties, conditions and covenants of this Agreement or any of the other Lease Documents (whether any such matters arise before or after any action is commenced to terminate the Lease or to evict the Lessee), (ii) the Lessor's exercise of any of its rights and remedies hereunder or (iii) the enforcement of the aforesaid indemnification agreement; EXCLUDING, HOWEVER, any claim, liability, loss, cost, damage or expense resulting from the Lessor's gross negligence or willful misconduct. Notwithstanding the foregoing, the Lessor shall have the option of conducting its defense with counsel of the Lessor's choice, but at the expense of the Indemnitors as aforesaid.

         The matters covered by the foregoing indemnity with respect to any property other than


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the Leased Property shall not include any costs incurred as a result of the clean-up, containment, remediation or removal of Hazardous Substances on, under or from such other property or the restoration thereof if such Hazardous Substances did not originate on, under or from the Leased Property, unless the clean-up, containment, remediation or removal thereof or the restoration of such other property is either required in connection with any Environmental Enforcement Action or is necessary to prevent the migration of Hazardous Substances from such other property to the Leased Property. The Indemnitors each acknowledge and agree that their obligations pursuant to the provisions hereof are in addition to any and all other legal liabilities and responsibilities (at law or in equity) that either of the Indemnitors may otherwise have as an "operator" of the Leased Property or a "responsible party" within the meaning of any of the Environmental Laws, as the case may be.

         The indemnity provisions of this Section 7 shall survive the payment and performance of the Obligations and/or the expiration or termination of the Lease.

         8. JOINT AND SEVERAL LIABILITY: All obligations of the Indemnitors under this Agreement shall be joint and several.

         9. NOTICES: Any notice, request, demand, statement or consent made hereunder shall be in writing and shall be deemed duly given if personally delivered, sent by certified mail, return receipt requested, or sent by a nationally recognized commercial overnight delivery service with provisions for a receipt, postage or delivery charges prepaid, and shall be deemed given when postmarked or placed in the possession of such mail or delivery service and addressed as follows:

IF TO THE DEVELOPER:    BCC Development and Management Co.
                        5021 Louise Drive, Suite 200
                        Mechanicsburg, PA  17055
                        Attn:  Brad Hollinger, President

WITH COPIES TO:         Balanced Care Corporation
                        5021 Louise Drive, Suite 200
                        Mechanicsburg, PA  17055
                        Attn:  General Counsel

                        Kirkpatrick & Lockhart
                        1500 Oliver Building
                        Pittsburg, PA  15222-2312
                        Attn:  Donald Kortlandt, Esq.

IF TO THE LESSEE:       TC Realty Corporation __
                        1200 Corporate Center Way, Suite 100
                        Wellington, FL 33414
                        Attn: President



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WITH COPIES TO:         Lawrence B. Juran, P.A.
                        1200 Corporate Center Way, Suite 100
                        Wellington, FL 33414

IF TO THE LESSOR:       Meditrust Acquisition Corporation II
                        197 First Avenue
                        Needham Heights, Massachusetts 02194
                        Attn:  President

WITH COPIES TO:         Meditrust Acquisition Corporation II
                        197 First Avenue
                        Needham Heights, Massachusetts 02194
                        Attn: General Counsel

                        Nutter, McClennen & Fish, LLP
                        One International Place
                        Boston, MA  02110-2699
                        Attn:  Marianne Ajemian, Esq.

or at such other place as any of the parties hereto may from time to time hereafter designate to the others in writing. Any notice given to either of the Indemnitors by the Lessor at any time shall not imply that such notice or any further or similar notice was or is required.

       10. INTENTIONALLY OMITTED.

       11. GENERAL PROVISIONS; RULES OF CONSTRUCTION: The provisions set forth in Article 23 and Sections 2.2, 16.8 through 16.10, 24.2 through 24.12 of the Lease are hereby incorporated herein by reference, MUTATIS, MUTANDIS and shall be applicable to this Agreement as if set forth in full herein.




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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument on the date first above-mentioned.


WITNESSES:               LESSEE:

                         TC REALTY CORPORATION __, a Delaware corporation


                         By:    /s/ KIM M. PRIESING
----------------------      ---------------------------------------
Name:                        Name:  Kim M. Priesing
                             Title:    President



----------------------
Name:


WITNESSES:               DEVELOPER:

                         BCC DEVELOPMENT AND MANAGEMENT CO.,
                         a Delaware corporation


                         By:
----------------------      ---------------------------------------
Name:                        Name:
                             Title:


----------------------
Name:


WITNESSES:               LESSOR:

                         MEDITRUST ACQUISITION CORPORATION II,
                         a Delaware corporation



                         By:
----------------------      ---------------------------------------
Name:                        Name:
                             Title:


----------------------
Name:





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SCHEDULE TO EXHIBIT 10.21 FILED PURSUANT TO INSTRUCTION 2 OF ITEM 601(a) OF
REGULATION S-K

                       ENVIRONMENTAL INDEMNITY AGREEMENT
                       ---------------------------------

PROJECT               PARTIES                                FACILITY
-------               -------                                --------
Lima, OH              TC Realty Corporation I (Lessee),      Outlook Pointe at Lima
                      BCC Development and Management
                      Corporation (Developer) and
                      Meditrust Acquisition Corporation II
                      (Lessor)

Mansfield, OH         TC Realty Corporation II (Lessee),     Outlook Pointe at Ontario Village
                      BCC Development and Management
                      Corporation (Developer) and
                      Meditrust Acquisition Corporation II
                      (Lessor)

Scranton, PA          TC Realty Corporation III (Lessee),    Outlook Pointe at Scranton
                      BCC Development and Management
                      Corporation (Developer) and
                      Meditrust Acquisition Corporation II
                      (Lessor)


Xenia, OH             TC Realty Corporation IV (Lessee),     Outlook Pointe at Xenia
                      BCC Development and Management
                      Corporation (Developer) and
                      Meditrust Acquisition Corporation II
                      (Lessor)